Exhibit 77Q1(a)(1) - Amended and Restated By-Laws of Registrant adopted November 16, 2005, filed via EDGAR herewith.

Exhibit 77Q1(a)(2) - Amendment No. 1 dated August 23, 2006 to the Amended and Restated By-Laws of Registrant, filed via EDGAR herewith.